UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 21, 2015

PBF ENERGY INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500
(Registrant’s Telephone Number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of PBF Energy Inc. (“PBF Energy”) was held on May 21, 2015.  At the Annual Meeting, the stockholders elected each of the following individuals to serve on PBF Energy’s Board of Directors for a term of one year, or until his or her successor is duly elected and qualified, with the votes, rounded to the nearest whole share, cast as follows:

NAME	FOR	AGAINST	ABSTAIN	NON-VOTES
Thomas D. O’Malley	72,532,501	245,567	37,363	5,762,575
Spencer Abraham	71,165,849	1,613,246	36,337	5,762,574
Jefferson F. Allen	71,919,376	857,858	38,198	5,762,574
Wayne A. Budd	72,539,306	237,827	38,298	5,762,574
S. Eugene Edwards	72,736,499	42,514	36,419	5,762,574
Dennis M. Houston	72,731,268	45,475	38,688	5,762,574
Edward F. Kosnik	72,688,885	85,845	40,702	5,762,574
Eija Malmivirta	72,449,382	277,344	38,706	5,762,574
Thomas J. Nimbley	72,713,475	52,503	49,453	5,762,574

In addition, the following proposal was voted at PBF Energy’s Annual Meeting:

The ratification of the appointment of Deloitte & Touche LLP to serve as PBF Energy’s independent registered public accounting firm for 2015 was approved by the stockholders, with the votes, rounded to the nearest whole share, cast as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES
78,351,346	175,093	51,566	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2015

PBF Energy Inc.
(Registrant)

By:	/s/ Jeffrey Dill
Name:	Jeffrey Dill
Title:	Senior Vice President, General Counsel